    As filed with the Securities and Exchange Commission on March 22, 1999

                                                    Registration No. 333-_______
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ______________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ______________________

                                 SONOSITE, INC.
             (Exact name of Registrant as specified in its charter)


           Washington                                    91-1405022
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

                     19807 North Creek Parkway, Suite 200
                                 P.O. Box 3020
                        Bothell, Washington  98011-8214
         (Address of principal executive offices, including zip code)

            SONOSIGHT, INC. MANAGEMENT INCENTIVE COMPENSATION PLAN
           SONOSITE, INC. 1998 NONOFFICER EMPLOYEE STOCK OPTION PLAN
                           (Full title of the plans)

                               KEVIN M. GOODWIN
                     President and Chief Executive Officer
                                SONOSITE, INC.
                     19807 North Creek Parkway, Suite 200
                                 P.O. Box 3020
                        Bothell, Washington  98011-8214
                                (425) 951-1200
(Name, address and telephone number, including area code, of agent for service)

                            ______________________

                                   Copy to:

                               STEPHEN M. GRAHAM
                               PERKINS COIE LLP
                         1201 Third Avenue, 40th Floor
                        Seattle, Washington  98101-3099

                             ______________________

                        CALCULATION OF REGISTRATION FEE

                                                                                                    Proposed
                                                                             Proposed               Maximum
                                                                             Maximum                Aggregate           Amount of
               Title of Securities                     Number to Be       Offering Price            Offering          Registration
                to Be Registered                       Registered(1)       Per Share(2)             Price(2)               Fee
====================================================================================================================================
Common Stock, $.01 par value per share, under the:
------------------------------------------------------------------------------------------------------------------------------------
  Management Incentive Compensation Plan                  100,000             $12.75               $1,275,000           $  354.45
------------------------------------------------------------------------------------------------------------------------------------
  1998 Nonofficer Employee Stock Option Plan              600,000             $12.75               $7,650,000           $2,126.70
------------------------------------------------------------------------------------------------------------------------------------
     TOTAL:                                               700,000                                                       $2,481.15
====================================================================================================================================

(1) Together with an indeterminate number of additional shares that may be necessary to adjust the number of shares reserved for issuance pursuant to such employee benefit plans as the result of any future stock split, stock dividend or similar adjustment of the Registrant's outstanding Common Stock.

(2) Estimated solely for the purpose of calculating the registration fee. The price per share is estimated to be $12.75, based on the average of the high ($13.125) and low ($12.375) sales prices for the Common Stock on March 19, 1999 as reported on the Nasdaq National Market.

                                    PART II

                INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this registration statement:

          (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1998, which contains audited financial statements for the most recent fiscal year for which such statements have been filed;

          (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (a) above; and

          (c) The description of the Registrant's Common Stock contained in the registration statement on Form 10 and two amendments to such Form 10, filed on February 13, 1998, March 19, 1998 and March 31, 1998, respectively, under
Section 12(g) of the Exchange Act.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that the securities offered hereby have been sold or which deregisters the securities covered hereby then remaining unsold shall also be deemed to be incorporated by reference into this registration statement and to be a part hereof commencing on the respective dates on which such documents are filed.

Item 4.   DESCRIPTION OF SECURITIES

          Not applicable.

Item 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

          Not applicable.

Item 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Article VI of the Registrant's Restated Articles of Incorporation provides that the Registrant may indemnify and hold harmless to the fullest extent permitted by the Washington Business Corporation Act (the "WBCA") or other applicable law each person who was or is made a party to or is threatened to be made a party to or is involved (including, without limitation, as a witness) in any actual or threatened action, suit or other proceeding, whether civil, criminal, derivative, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the Registrant or, being or having been such a director, officer, employee or agent, he or she is or was serving at the request of the Registrant as a director, officer, employee, agent, trustee, or in any other capacity of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action or omission in an official capacity or in any other capacity while serving as a director, officer, employee, agent, trustee or in any other capacity, against all expense, liability and loss (including, without limitation, attorneys' fees, judgments, fines, Employee Retirement Income Security Act of 1974 excise taxes or penalties and amounts to be paid in settlement) actually or reasonably incurred or suffered by such person in connection therewith. Such indemnification may continue as to a person who has ceased to be a director, officer, employee or agent of the Registrant and shall inure to the benefit of his or her heirs and personal representatives.

     The Registrant may pay the expenses of a director, officer, employee or agent of the Registrant incurred in defending any such proceeding in advance of the final disposition of any such proceeding; provided, however, that the payment of such expenses in advance of the final disposition of a proceeding shall be made to or on behalf of a director, officer, employee or agent only upon delivery to the Registrant of an undertaking, by or on behalf of such director, officer, employee or agent, to repay all amounts so advanced if it shall ultimately be determined that such director, officer, employee or agent is not entitled to be indemnified under the Registrant's Restated Articles of Incorporation or otherwise, which undertaking may be unsecured and may be accepted without reference to financial ability to make repayment.

     No indemnification shall be provided under the Registrant's Restated Articles of Incorporation to any such person if the Registrant is prohibited by the provisions of the WBCA or other applicable law as then in effect from paying such indemnification. The WBCA (Sections 23B.08.500 through 23B.08.600 of the Revised Code of Washington) authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act").

     The WBCA includes a provision (Section 23B.08.320 of the Revised Code of Washington) that permits a corporation to limit a director's liability to the corporation or its shareholders for monetary damages for his or her acts or omissions as a director, except in certain circumstances involving intentional misconduct, self-dealing or illegal corporate loans or distributions, or any transaction from which the director personally benefits. Article V of the Registrant's Restated Articles of Incorporation contains provisions implementing, to the fullest extent permitted by Washington law, such limitations on a director's liability to the Registrant and its shareholders.

     In addition, the Registrant maintains an insurance policy insuring its directors and officers for certain acts or omissions while acting in their official capacities.

Item 7.   EXEMPTION FROM REGISTRATION CLAIMED

          Not applicable.

Item 8.   EXHIBITS

   Exhibit
   Number                                 Description
------------  ------------------------------------------------------------------
     5.1 Opinion of Perkins Coie LLP regarding legality of the Common Stock being registered

    23.1       Consent of Independent Auditors

    23.2       Consent of Perkins Coie LLP (included in opinion filed as
               Exhibit 5.1)

    24.1       Power of Attorney (see signature page)

    99.1 SonoSight, Inc. Management Incentive Compensation Plan (incorporated by reference to Exhibit 10.5 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1998)

    99.2 SonoSite, Inc. 1998 Nonofficer Employee Stock Option Plan (incorporated by reference to Exhibit 10.3 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1998)

Item 9.   UNDERTAKINGS

A.   The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefits plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on a Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bothell, State of Washington, on the 22nd day of March, 1999.

                                       SONOSITE, INC.

                                       /s/ Kevin M. Goodwin
                                       --------------------
                                       By: Kevin M. Goodwin
                                       President and Chief Executive Officer


                               POWER OF ATTORNEY

     Each person whose individual signature appears below hereby authorizes Kevin M. Goodwin and Donald F. Seaton III, or either of them, as attorneys-in-fact with full power of substitution, to execute in the name and on the behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to this registration statement, including any and all post-effective amendments.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on the 22nd day of March, 1999.

              Signature                             Title
              ---------                             -----

       /s/ Kevin M. Goodwin            President, Chief Executive Officer and
-----------------------------------    Director (Principal Executive Officer)
           Kevin M. Goodwin

     /s/ Donald F. Seaton III          Vice President  Business Development,
-----------------------------------    Chief Financial Officer, Secretary and
         Donald F. Seaton III          Treasurer (Principal Financial and
                                       Accounting Officer)

         /s/ Kirby L. Cramer           Chairman of the Board
-----------------------------------
             Kirby L. Cramer

      /s/ Edward V. Fritzky            Director
-----------------------------------
          Edward V. Fritzky

   /s/ Steven R. Goldstein, M.D.       Director
-----------------------------------
       Steven R. Goldstein, M.D.

   /s/ William G. Parzybok, Jr.        Director
-----------------------------------
       William G. Parzybok, Jr.

    /s/ Jeffrey Pfeffer, Ph.D.         Director
-----------------------------------
        Jeffrey Pfeffer, Ph.D.

    /s/ Dennis A. Sarti, M.D.          Director
-----------------------------------
        Dennis A. Sarti, M.D.

    /s/ Jacques Souquet, Ph.D.         Director
-----------------------------------
        Jacques Souquet, Ph.D.

                               INDEX TO EXHIBITS


   Exhibit
   Number                                   Description
-------------      ------------------------------------------------------------
     5.1           Opinion of Perkins Coie LLP regarding legality of the
                   Common Stock being registered

    23.1           Consent of Independent Auditors

    23.2           Consent of Perkins Coie LLP (included in opinion filed as
                   Exhibit 5.1)

    24.1           Power of Attorney (see signature page)

    99.1 SonoSight, Inc. Management Incentive Compensation Plan (incorporated by reference to Exhibit 10.5 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1998)

    99.2 SonoSite, Inc. 1998 Nonofficer Employee Stock Option Plan (incorporated by reference to Exhibit 10.3 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1998)